EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, John W. Swatek, Senior Vice President, Chief Financial Officer and Treasurer of Hanover Direct, Inc. (the “Company”), hereby certifies that to his knowledge the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 of the Company filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

Signed at the City of Weehawken, in the State of New Jersey, this 31st day of March, 2006.

/s/ John W. Swatek

John W. Swatek

Senior Vice President,

Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.